Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-14
*CUSIP:   21988G791

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 28, 2004.

INTEREST ACCOUNT
----------------

Balance as of   April 30, 2004.....                                      $0.00
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....             $353,031.25
        Allocation from Principal Account.....                     $590,804.50

LESS:
        Distribution to Holders.....                              -$943,835.75
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   October 28, 2004.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   April 30, 2004.....                                      $0.00
        Scheduled Principal received on securities.....                  $0.00
        Unscheduled Principal received on securities.....        $6,500,000.00
        Unscheduled Premium received on Securities.....            $219,375.00

LESS:
        Distribution to Holders.....                            -$6,128,570.50
        Allocation to Interest Account....                        -$590,804.50

Balance as of   October 28, 2004.....                                    $0.00

             UNDERLYING SECURITIES HELD AS OF     October 28, 2004

        Principal
         Amount                                Title of Security
        ---------                              -----------------
        $35,400,000      Georgia-Pacific Corporation 8.625% Debentures due April 30, 2025
                         *CUSIP:          373298BL1

              CERTIFICATES OUTSTANDING AS OF     October 28, 2004

 Number of         Principal       Principal Amount     New Scheduled Semi-annual Interest
Certificates         Amount         per Certificate     Distribution Rate per Certificate
------------     --------------    ----------------     ----------------------------------
 1,640,914       $34,894,279.50      $21.26514826                   $0.93035024



U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.